EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-213704 on Form S-1 of our report dated March 28, 2016, relating to the consolidated financial statements of EnteroMedics Inc. and subsidiary, appearing in the Annual Report on Form 10-K of EnteroMedics Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
January 6, 2017